UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

RAM ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50682	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650 Tulsa, OK		74135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (918) 663-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2012, RAM Energy Resources, Inc. (the “Company”) and Halcon Resources LLC (“Halcon”) entered into a First Amendment to Securities Purchase Agreement (the “Amendment”), which amended the Securities Purchase Agreement dated December 21, 2011 between the Company and Halcon (the “Purchase Agreement”). The Amendment amended the Purchase Agreement to clarify the Company’s and Halcon’s intention that the period of time during which the Company may consider company acquisition proposals from third parties terminates upon the delivery of written consent to the transactions contemplated by the Purchase Agreement by holders of a majority of the Company’s outstanding common stock (the “Written Consent”).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 4, 2012, the Company amended and restated its bylaws to permit the Board of Directors to be comprised of up to ten (10) directors.

Item 8.01 Other Events.

On January 4, 2012, the Company’s Board of Directors set January 13, 2012 as the record date for determining stockholders entitled to sign the Written Consent.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1.1	First Amendment to Securities Purchase Agreement dated January 4, 2012 by and between RAM Energy Resources, Inc. and Halcon Resources LLC

3.2	Second Amended and Restated Bylaws of RAM Energy Resources, Inc. effective January 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 4, 2012	RAM ENERGY RESOURCES, INC.

	By:	/s/ G. Les Austin
	Name:	G. Les Austin
	Title:	Senior Vice President and CFO

Exhibit Index

2.1.1	First Amendment to Securities Purchase Agreement dated January 4, 2012 by and between RAM Energy Resources, Inc. and Halcon Resources LLC

3.2	Second Amended and Restated Bylaws of RAM Energy Resources, Inc. effective January 4, 2012